UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017 (November 14, 2017)

MIRAGEN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd.
Boulder, CO		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 643-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2017, Miragen Therapeutics, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“Lender”). The Loan Agreement amended and restated the Loan and Security Agreement, dated as of April 30, 2015, by and between the Company and Lender, as amended by that certain First Loan Modification Agreement, dated as of December 22, 2016, and that certain Assumption Agreement, dated as of February 13, 2017 (collectively, the “Prior Loan Agreement”). Upon entry into the Loan Agreement, Lender made available to the Company a $10.0 million growth capital term loan (the “Loan”).

The Company used a portion of the proceeds of the Loan (i) to repay the $2,833,333.42 outstanding principal amount of the loan issued under the Prior Loan Agreement, and (ii) to pay to Lender a fee of $275,000 due under the Prior Loan Agreement. The Company expects to use the remainder of the Loan for general corporate purposes.

The per annum interest rate for the Loan under the Loan Agreement is a floating rate equal to the prime rate as reported in The Wall Street Journal, with changes to the rate to be effective on the effective date of any changes to the prime rate.

Monthly payments under the Loan Agreement are interest only for 18 months (which may be extended to 24 months if specified conditions are met, including that the Company has received net proceeds from the issuance of new equity securities and/or subordinated debt of at least a specified amount) followed, in either case, by equal monthly payments of principal, plus accrued interest until November 1, 2021. The Company may elect to prepay prior to maturity all or any portion of the outstanding principal amounts under the Loan Agreement. If the Company elects to prepay any outstanding principal amounts under the Loan Agreement prior to maturity, a prepayment charge of 3.0%, 2.0%, or 1.0% of the then outstanding principal balance also will be due, depending upon whether the Company prepays in year one, in year two, or after year two of the closing date, respectively. In addition, the Company will be required to prepay all such outstanding amounts and such prepayment charge upon the occurrence of an event of default in which the Company’s obligations to repay the Loan are accelerated. Lender has agreed to waive such prepayment fee if, at the time of such prepayment, no event of default has occurred and is continuing, and the Company’s obligations under the Loan Agreement are refinanced and re-documented with the Lender or an affiliate thereof prior to the maturity date.

Upon final payment of the Loan, whether at maturity or via prepayment, the Company shall make an additional payment to Lender of $900,000.

The Company’s obligations under the Loan Agreement are secured by a first priority security interest, right, and title in all business assets, excluding the Company’s intellectual property, which is subject to a negative pledge.

The Loan Agreement includes customary representations, warranties and covenants (affirmative and negative), including restrictive covenants that limit the Company’s ability to: encumber or dispose of the collateral securing the loan; change the business of the Company; transfer a material portion of the Company’s assets; acquire other businesses; and merge or consolidate with or into any other business organization; incur additional indebtedness; declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest; enter into specified material transactions with Company affiliates; make non-ordinary course payments or enter into any amendment regarding subordinated debt of the Company; or become an “investment company” under the Investment Company Act of 1940, as amended; in each case subject to specified exceptions.

The Loan Agreement also includes standard events of default, including payment defaults, breaches of covenants following any applicable cure period, material breaches of representations or warranties, the occurrence of a material adverse change (as defined in the Loan Agreement), events relating to bankruptcy or insolvency; breaches of material third-party agreements; the occurrence of an unsatisfied material judgment against the Company; specified governmental actions against the Company, including specified actions by the U.S. Food and Drug Administration. Upon the occurrence of an event of default, Lender may declare all outstanding obligations immediately due and payable, including a prepayment charge, and take such other actions as are set forth in the Loan Agreement. Upon the occurrence of an event of default, at the Lender’s discretion, interest on the Loan will accrue at 5.0% above the rate that is otherwise applicable thereto until the earlier of the repayment of the Company’s obligations under the Loan Agreement or the cure of such event of default.

The foregoing description of the Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 is incorporated herein by reference. On November 14, 2017, the Prior Loan Agreement was amended and restated, and, as a result thereof, terminated in its entirety upon the effectiveness of the Loan Agreement. Under the Prior Loan Agreement, the Company could borrow up to $10.0 million in two separate tranches. The first tranche of $5.0 million was funded in May 2015 and had a 30-month payment period following an 18-month interest-only payment period that ended in November 2016. Amounts outstanding bore interest at the prime rate minus 0.25%, with a final payment fee equal to 5.50% of amounts borrowed. Borrowings were secured by a priority security interest, right, and title in all business assets, excluding the Company’s intellectual property, which is subject to a negative pledge.

In December 2016, the Prior Loan Agreement was amended to extend the end of the draw period from December 31, 2016 to July 31, 2017. The Company chose not to draw the second $5.0 million tranche prior to the expiration of the draw period in July 2017.

The foregoing description and the information contained in Item 1.01 with respect to the Prior Loan Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of the Prior Loan Agreement, which was filed as Exhibit 10.47 to the Company’s Registration Statement on Form S-4 (File No. 333-214893), as filed with the U.S Securities and Exchange Commission (the “SEC”) on December 2, 2016 and the full text of the First Loan Modification Agreement, dated as of December 22, 2016, by and between the Company and Lender which was filed Exhibit 10.47.1 to Amendment No. 1 to the Registrant’s Registration Statement on S-4 (File No. 333-214893), as filed with the SEC on January 4, 2017, each of which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sale of Equity Securities

In connection with the Loan Agreement, on November 14, 2017, the Company entered into a Warrant to Purchase Stock with Lender evidencing Lender’s right to purchase shares of the Company’s common stock at an exercise price of $7.15 per share (the “Warrant”). The Warrant is exercisable for 24,097 shares of the Company’s common stock. The exercise price and the number and type of shares underlying the Warrant are subject to adjustment in the event of specified events, including a reclassification of the Company’s common stock, a subdivision or combination of the Company’s common stock, or in the event of specified dividend payments. The Warrant is exercisable until November 14, 2024. Upon exercise, the aggregate exercise price may be paid, at Lender’s election, in cash or on a net issuance basis, based upon the fair market value of the Company’s common stock at the time of exercise.

The issuance of the Warrant was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Lender represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and is acquiring the Warrant, and any shares of common stock issuable thereunder, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Warrant was offered without any general solicitation by the Company or its representatives.

The foregoing description of the Warrant is not intended to be complete and is qualified in its entirety by reference to the full text of the Warrant, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Amended and Restated Loan and Security Agreement between Miragen Therapeutics, Inc. and Silicon Valley Bank, dated November 14, 2017.

10.2	Warrant to Purchase Stock between Miragen Therapeutics, Inc. and Silicon Valley Bank, dated November 14, 2017.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements related to the anticipated future uses of the proceeds from Loan under the Loan Agreement. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with the Company’s estimates and assumptions with respect to the adequacy of its cash resources and the Company’s ability to meet its debt service obligations and to comply with the covenants under the Loan Agreement. Additional risks and uncertainties relating to the Company’s indebtedness and its business can be found under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including in its quarterly report on Form 10-Q for the quarter ended September 30, 2017. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2017	Miragen Therapeutics, Inc.

	By:	/s/ Jason A. Leverone
Jason A. Leverone
Chief Financial Officer